The pro forma consolidated financial statements on the companies comprised of SGB International Holdings Inc (“SGB”), Dragon International Resources Group Co., Ltd (“HK Dragon”) and Yongding Shangzhai Coal Mine Ltd (“Yonding Shangzhai”) (collectively, the “Companies”), based on the audited financial statements of the Companies for the financial year ended December 31, 2010, are based on the following principal assumptions:

(a)	SGB issued $1,280,535 value of ordinary shares as the acquisition consideration for the 100% equity interests of HK Dragon (the “SGB Acquisition”)

(b)	The SGB Acquisition has taken place on October 5, 2010 (date of incorporation of HK Dragon) for the purpose of the pro forma consolidation;

(c)	HK Dragon paid $278,013 (equivalent to approximately RMB1.8mil) as the acquisition consideration for the 100% equity interests of Yongding Shangzhai (the “Yongding Shangzhai Acquisition”);

(d)	The acquisition consideration paid by HK Dragon are assumed to be financed by external borrowings;

(e)	The SGB Acquisition has taken place on January 1, 2010 for the purpose of the pro forma consolidation; and

(f)	transaction costs incurred for the acquisition are assumed to be insignificant and have been ignored for the purpose of computing the financial effects.

BALANCE SHEET
As at 31 December 2010

	Yongding Shangzhai US$	HK Dragon US$	SGB US$
ASSETS

Current assets:
Cash and cash equivalents	526,564	1,530	6,526
Due from a Director	-	1,287,858	-
Other receivables, net	232,802.00	-	4,633.49
Prepaid expenses	2,065,542	-	5,001
Total current assets	2,824,908	1,289,388	16,161

Non-current assets:
Plant and equipment, net	15,056,286	-	-
Intangible assets	358,742	-	-
Investment costs		278,013	1,291,934
Total non-current assets	15,415,028	278,013	1,291,934
Total assets	18,239,936	1,567,401	1,308,095

LIABILITIES AND EQUITY

Current liabilities:
Other payables and accrued liabilities	2,290,552	8,853	1,479
Due to related parties	-	278,013	275,644
Total current liabilities	2,290,552	286,866	277,123

Non-current liabilities:
Long term borrowings	11,495,312	-	-
Total non-current liabilities	11,495,312	-	-
Capital and reserves:
Paid-in capital	123,913	1,291,934	1,489,745
Additional paid-in capital			71,059
Reserves	73,191	-	-
Retained earnings/(accumulated losses)	4,200,339	(7,334.00)	(529,832)
Effect of foreign currency translation	56,629	(4,065)
Total equity	4,454,072	1,280,535	1,030,972

Total liabilities and stock holders' equity	18,239,936	1,567,401	1,308,095

CONSOLIDATED PRO FORMA BALANCE SHEET
As at 31 December 2010

TOTAL
US$
ASSETS

Current assets:
Cash and cash equivalents	534,620
Due from a Director	1,287,858
Other receivables, net	237,435
Prepaid expenses	2,070,543
Total current assets	4,130,457

Non-current assets:
Plant and equipment, net	13,954,233
Intangible assets	358,742
Investment costs	-
Total non-current assets	14,312,975
Total assets	18,443,432

LIABILITIES AND EQUITY

Current liabilities:
Other payables and accrued liabilities	2,300,884
Due to related parties	553,657
Total current liabilities	2,854,541

Non-current liabilities:
Long term borrowings	11,495,312
Total non-current liabilities	11,495,312
Capital and reserves:
Paid-in capital	1,489,745
Additional paid-in capital	71,059
Reserves	-
Retained earnings/(accumulated losses)	2,480,211
Effect of foreign currency translation	52,564
Total equity	4,093,579

Total liabilities and stock holders' equity	18,443,432

CONSOLIDATED PRO FORMA INCOME STATEMENT
Year ended 31 December 2010

	Yongding Shangzhai US$	HK Dragon US$	SGB US$	TOTAL US$

Sales	13,666,807	-	-	13,666,807
Sales Tax	(49,037)	-	-	(49,037)
Net sales	13,617,770	-	-	13,617,770
Cost of sales	(6,702,426)	-	-	(6,702,426)
Gross profit	6,915,344	-	-	6,915,344
Selling expenses	(570)	-	-	(570)
Administrative expenses	(1,912,758)	(7,334)	(164,421)	(2,084,513)
Depreciation and amortization	(120,889)	-	-	(120,889)
Other operating expense	(343,427)	-	-	(343,427)
Profit from operations	4,537,700	(7,334)	(164,421)	4,365,945
Other income and expense	42,196	-	-	42,196
Interest expense	(1,434,697)	-	-	(1,434,697)

Profit before income tax	3,145,199	(7,334)	(164,421)	2,973,444
Income tax expense / credit	(127,822)			(127,822)

Profit after income tax before extraordinary items	3,017,377	(7,334)	(164,421)	2,845,622
Extraordinary items	-	-	-	-
Net profit for the year	3,017,377	(7,334)	(164,421)	2,845,622

Other comprehensive income
- Effects of foreign currency conversion	92,929	(4,065)	-	88,864

Comprehensive income	3,110,306	(11,399)	(164,421)	2,934,486